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EXHIBIT 10.4

                      FIRST AMENDMENT TO LICENSE AGREEMENT
                      ------------------------------------

         THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this "AMENDMENT") is made as of the 22nd day of December, 2003, by and between Falcon Picture Group, LLC, with its principal office at 974 Estes Court, Schaumburg, Illinois 60193 ("FALCON"), and Genius Products, Inc., with its principal office at 11250 El Camino Real, Suite 100, San Diego, California 92130, Attn: Klaus Moeller ("LICENSEE"). Falcon and Licensee are sometimes referred to below individually as a "PARTY" and collectively as the "PARTIES".

         WHEREAS, the Parties entered into a License Agreement with each other, dated September 8, 2003 (the "LICENSE AGREEMENT"), pursuant to which Falcon agreed to license certain audio and video programs and related rights to Licensee on an exclusive basis (the "LICENSED ARTICLES");

         WHEREAS, since entering into the License Agreement, Carl Amari, Chief Executive Officer of Falcon ("AMARI") has entered into negotiations with TV GUIDE regarding the acquisition of a license to use the TV GUIDE name and logo in connection with the development, marketing and sale, throughout the United States, of a full line of DVD products featuring classic television content from 1946 through 1989;

         WHEREAS, the Parties wish to memorialize the agreement previously reached on October 2nd, 2003, between the Parties regarding the amendment of the License Agreement to include certain provisions applicable to the then-pending TV GUIDE license; the payment of certain Funds, as defined below, to Licensee by Amari upon Falcon's acquisition of the above-referenced license from TV GUIDE and the issuance of additional shares of Licensee's Common Stock to Amari;

         WHEREAS, this Amendment could not be executed until Falcon obtained the above-referenced license from TV GUIDE and provided the Funds to Licensee;

         WHEREAS, Falcon has obtained the license from TV Guide and Licensee has received the Funds as of the date written above;

         WHEREAS, the acquisition of the above-referenced license from TV GUIDE will necessitate the payment of certain guaranteed minimum royalty payments to TV GUIDE;

         WHEREAS, Licensee wishes for Falcon to complete its negotiations to acquire the above-described license so that the Licensed Articles may be marketed and sold under the TV GUIDE name and logo; and

         WHEREAS, Licensee has agreed to pay to Falcon certain recoupable advances, as provided below, in order to enable Falcon to execute an appropriate written agreement with TV GUIDE, and to perform its minimum guaranteed payment obligations to TV GUIDE thereunder.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. DEFINITIONS; RECITALS. All capitalized words and phrases used and not otherwise defined herein shall have the meanings ascribed to them in the License Agreement. The Recitals set forth above are an integral part of this Amendment and they are, therefore, incorporated into and made a part of this Agreement.

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         2. COVENANTS OF THE PARTIES. Falcon, on its part, shall use commercially reasonable efforts to enter into a license or similar agreement with TV GUIDE regarding the acquisition of a license or similar grant of rights to use the TV GUIDE name and logo in connection with the development, marketing and sale, throughout the world, of a full line of DVD products featuring classic television content from 1946 through 1989 (the "TV GUIDE LICENSE"). Licensee, on its part, shall honor and abide by all of the applicable terms and conditions of the TV GUIDE License (in the event such an agreement is entered into by Falcon and TV GUIDE). In the event that Falcon is not able to negotiate and execute an acceptable TV GUIDE License by December 31, 2003, the original terms of the License Agreement between Falcon and Licensee shall remain unchanged and this Amendment shall become null and void and of no further force or effect. In the event that Falcon is able to negotiate and execute an acceptable TV GUIDE License by such date, then the terms of the License Agreement shall be modified and amended as set forth in Section 3 below. Licensee shall have the right to review the TV GUIDE License and approve of the terms of same in its sole discretion prior to this Amendment's taking effect. Any amendment or termination of the TV GUIDE License must be made in good faith on the part of Falcon. Falcon must provide Licensee with as much notice as possible of any amendment or termination of the TV GUIDE License. Licensee retains the right to approve of the terms of any amendment of the TV GUIDE License in its sole discretion if such terms have any effect on the Amendment or the License Agreement. Any approval by Licensee under this Section 2 shall be made in good faith and shall not be unreasonably withheld.

         3. CHANGES TO TERMS OF LICENSE AGREEMENT. In the event that Falcon enters into the TV GUIDE License, the Parties agree to the following amendments to the terms of the License Agreement:

                  (a) The Territory as defined in Section 6 of the License Agreement shall hereby be amended to be "the World", but in all cases shall be subject to or as limited by any territorial restrictions or limitations on Falcon's rights under existing or future agreements, copies of which are to be provided to Licensee.

                  (b) Section 7(a)(ii) of the License Agreement shall hereby be amended to reflect that royalty statements will be provided to Falcon quarterly, as soon as possible and in any event they shall be provided at such time and manner so that they are received by Falcon not later than the thirtieth (30th) day of the month following the end of the preceding calendar quarter, commencing with a report for the quarter ending December 31, 2003, and shall be accompanied by payment of the amount shown due to Falcon thereon which exceeds the Guaranteed Minimum Royalty Fee and which shall include any advances and guaranteed payments recoupable by Licensee which have been recouped. The Guaranteed Minimum Royalty Fee shall continue to be paid on a monthly basis.

                  (c) In addition to and not in lieu of the Guaranteed Minimum Royalty Fees described in Section 7 of the License Agreement, Licensee shall pay to Falcon a guaranteed minimum payment in the aggregate amount of ** (the "INITIAL TV GUIDE GUARANTEED PAYMENT") with respect to the initial term of the TV GUIDE License (which is expected to run from December 1, 2003 through June 30, 2007, and in any case shall be for a minimum term of three and a half years), which amount shall be payable to Falcon as follows:

                           (i) The first ** shall be paid to Falcon for the execution of the TV GUIDE License;

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                           (ii) An additional ** shall be paid to Falcon on or
         before the date which is eighteen (18) months after execution of the TV GUIDE License; and

                           (iii) The final ** shall be paid to Falcon on or before the date which is thirty (30) months after execution of the TV GUIDE License.

                  (d) Also in addition to and not in lieu of the Guaranteed Minimum Royalty Fees described in Section 7 of the License Agreement, if the TV GUIDE License is renewed following the initial term, Licensee shall pay to Falcon a guaranteed minimum payment in the aggregate amount of ** (the "RENEWAL TV GUIDE GUARANTEED PAYMENT") with respect to the renewal term of the TV GUIDE License, which amount shall be payable to Falcon as follows:

                           (i) The first ** shall be paid to Falcon upon renewal the TV GUIDE License (which renewal term is expected to commence on or around July 1, 2007) (the "TV GUIDE LICENSE RENEWAL DATE");

                           (ii) An additional ** shall be paid to Falcon on or before the first anniversary of the TV GUIDE License Renewal Date; and

                           (iii) The final ** shall be paid to Falcon on or before the second anniversary of the TV GUIDE License Renewal Date.

                  (e) The Initial TV GUIDE Guaranteed Payment and the Renewal TV GUIDE Guaranteed Payment are collectively referred to below as the "TV GUIDE GUARANTEED PAYMENTS".

                  (f) It is acknowledged and agreed by Licensee that the foregoing TV GUIDE Guaranteed Payments have been marked up by Falcon to include an advance acquisition fee payable to Falcon (the "TV GUIDE ACQUISITION FEES") in addition to the actual guaranteed minimum payment amounts due to TV GUIDE from Falcon under the TV GUIDE License.

                  (g) Falcon acknowledges that Falcon shall be solely responsible for paying the guaranteed minimum payments due to TV GUIDE under the TV GUIDE License out of the TV GUIDE Guaranteed Payments paid to Falcon by Licensee, as provided above.

                  (h) Falcon shall be entitled to keep the TV GUIDE Acquisition Fees included in the TV GUIDE Guaranteed Payments.

                  (i) Licensee shall be entitled to recoup the entire aggregate amount of the TV GUIDE Guaranteed Payments paid by Licensee (including the portion that constitutes Falcon's TV GUIDE Acquisition Fees) by setting off the actual amounts paid to Falcon against future Royalty Fees that accrue with respect to sales of TV GUIDE-branded products ("TV GUIDE PRODUCTS"), as provided in Section 3(i) below.

                  (j) Pursuant to the TV GUIDE License, it is anticipated that TV GUIDE will be providing certain advertising and marketing support for the purpose of promoting and advertising the sale of the TV GUIDE Products (the "TV GUIDE Marketing Support"), and that Falcon/Licensee will be required to establish a dedicated 800 number or numbers (and possibly other dedicated sales support systems) in order to receive orders generated by such TV GUIDE Marketing Support.

                  (k) Falcon's Royalty Fees with respect to sales of TV GUIDE Products shall be equal to of Net Sales of all TV GUIDE Products, EXCEPT that with respect to sales of TV GUIDE Products that result from or are generated by TV GUIDE Marketing Support, the Royalty Fees payable to Falcon shall be equal to of Net Sales.

                  (l) Once the TV GUIDE Advances have been fully recouped by Licensee, Licensee shall pay all additional Royalty Fees to Falcon on a quarterly basis pursuant to the terms set forth in Section 7(a)(ii) of the License Agreement.

                  (m) Upon termination or expiration of the License Agreement, Licensee shall cease all further use of the "TV GUIDE" name and logo unless and then only to the extent (and on such terms) such continued use is approved in writing by Falcon (and TV GUIDE, to the extent TV GUIDE's consent is necessary).

                  (n) Upon the execution of the TV Guide License, Amari shall remit Nine Hundred Seventy-Two Thousand Dollars ($972,000) to Licensee (the "Funds").

                  (o) Section 11(c) is amended to include the stock issued under the terms of this Amendment in the Licensee's next Registration Statement with the understanding that the filing of the Registration Statement will not be required to be occur within 30 days of the execution of this Amendment.

                  (p) Section 14(f) is amended to reference Article 14 in place of Article 13.

         4. ISSUANCE OF COMMON STOCK. Upon the execution of the TV Guide License and the receipt of the Funds, Licensee shall issue One Million Three Hundred Fifty Thousand (1,350,000) shares of Licensee's Common Stock valued at $0.72 per share. All Common Stock issued under the terms of this Amendment will be issued
(i) subject to the notices provided in Exhibit A attached hereto, (ii) with the understanding that Amari is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D under the Securities Act, and (iii) pursuant to other acknowledgements and representations made by Amari as set forth in Exhibit B attached hereto.

         5. CONFLICTS. To the extent there are any conflicts between the terms of this Amendment and the terms of the License Agreement for as long as this Amendment is in full force or applies, the terms of this Amendment shall be controlling. Except as expressly modified in accordance with this Amendment, the License Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AGREED TO AND ACCEPTED:                      AGREED TO AND ACCEPTED:
GENIUS PRODUCTS, INC., Licensee              FALCON PICTURE GROUP, LLC, Falcon

     /s/ Klaus Moeller                           /s/ Carl Amari
--------------------------------------       -----------------------------------
Klaus Moeller, Chief Executive Officer       Carl Amari, Chief Executive Officer

                                    EXHIBIT A

                    NOTICES REGARDING COMMON STOCK ISSUANCES

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH ANY STATE SECURITIES OR FEDERAL REGULATORY AGENCY, AND NO STATE OR FEDERAL REGULATORY AGENCY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF ANY DISCLOSURE MADE IN CONNECTION THEREWITH. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY MAY NOT BE RESOLD WITHOUT REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO GENIUS PRODUCTS, INC. IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

CARL AMARI ("INVESTOR") ACKNOWLEDGES THAT THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES LAWS, THE CALIFORNIA CORPORATE SECURITIES LAW OR THE SECURITIES LAWS OF NEVADA OR ANY OTHER STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND THEY MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

INVESTOR'S ACCEPTANCE OF THE COMMON STOCK CONSTITUTES A SPECULATIVE, HIGH-RISK INVESTMENT THAT SHOULD BE ACCEPTED ONLY IF INVESTOR IS ABLE TO AFFORD THE LOSS OF ITS ENTIRE INVESTMENT.

THE SUITABILITY OF THIS TYPE OF INVESTMENT SHOULD BE EXAMINED IN THE CONTEXT OF INVESTOR'S OWN NEEDS, INVESTMENT OBJECTIVES AND FINANCIAL CAPABILITIES, AND INVESTOR SHOULD MAKE AN INDEPENDENT INVESTIGATION AND DECISION AS TO THE SUITABILITY OF THIS INVESTMENT AND AS TO THE RISKS AND POTENTIAL LOSSES INVOLVED. INVESTOR IS ENCOURAGED TO CONSULT WITH ITS ATTORNEYS, ACCOUNTANTS, FINANCIAL CONSULTANTS AND OTHER BUSINESS AND TAX ADVISORS REGARDING THE RISKS AND MERITS OF THE INVESTMENT.

                                    EXHIBIT B

                    CARL AMARI REPRESENTATIONS AND WARRANTIES

1. CARL AMARI'S ACKNOWLEDGMENTS. Carl Amari ("Amari") hereby acknowledges that Licensee reserves the right, in the future, to sell additional shares of Common Stock and to issue additional warrants or options, any of which may result in substantial dilution of the equity interest accepted by Amari pursuant to this Agreement.

2. AMARI'S REPRESENTATIONS AND WARRANTIES. Amari hereby represents and warrants that all of the following information is correct and complete as of the date on the signature page hereto:

                  (a) Amari represents and warrants that Amari's state of residence is Illinois.

                  (b) Amari represents and warrants that Amari qualifies as an Accredited Investor as that term is defined in Regulation D under the Securities Act based upon the fact that Amari (i) has a net worth (including home, furnishings and automobiles) of at least $1 million either individually or through aggregating his individual holdings and those in which he has a joint, community property or other similar shared ownership interest with his spouse; (ii) has an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with his spouse) and expect his income (or joint income, as appropriate) to reach the same level in the current year; or (iii) is a director or executive officer of the Licensee.

                  (c) Amari hereby represents and warrants that Amari meets the following criteria as described under Section 25102(f) of the California Corporations Code ("Section 25102(f)") and acknowledges that Licensee will rely on such representations and warranties for purposes of establishing any exemption from registration pursuant to Section 25102(f): Amari has a preexisting personal or business relationship with Licensee or one or more of its officers, directors or controlling persons in that Amari and Licensee are parties to a prior licensing agreement and have had an ongoing business relationship as a result of that agreement.

                  (d) Amari is accepting the Common Stock for Amari's own account and not with a view to or for sale in connection with any distribution of the Common Stock.

                  (e) Amari acknowledges that the offer and acceptance of the Common Stock pursuant to this Agreement has not been accomplished by the publication of any advertisement or by any general solicitation.

                  (f) Amari has received, read and fully understands the representations and warranties contained in this Section 2. Amari acknowledges that Amari's decision to accept the Common Stock is based solely on the documents filed with the Securities and Exchange Commission ("SEC") by Licensee, which Amari has had the opportunity to obtain and review, and on Amari's personal expertise in, or knowledge of, Licensee and the industry in which Licensee operates its business, and Amari has relied only on the information contained in said materials and has not relied upon any representations made by any other person. Amari further acknowledges that, as a result of the Amari's expertise in or knowledge of Licensee and its industry, Amari is in a position to evaluate the risks associated with this investment without relying solely on information provided by Licensee.

                  (g) Amari's overall commitment to investments that are not readily marketable is not disproportionate to Amari's net worth, and Amari's investment in the Common Stock will not cause such overall commitment to become excessive. Amari has adequate means of providing for Amari's financial requirements, both current and anticipated, and has no need for liquidity in this investment. Other than as provided in
         Section 3(o) of the First Amendment to License Agreement to which this
         Exhibit is attached, Amari can bear, and is willing to accept, the economic risk of losing Amari's entire investment in the Common Stock.

                  (h) Amari recognizes that an investment in the Common Stock is speculative and involves substantial risk and is fully cognizant of and understands all of the risk factors related to the acceptance of the Common Stock, including without limitation the risk factors set forth in the Licensee's documents filed with the SEC.

                  (i) Amari has had the opportunity to ask questions of, and receive answers from Licensee and its officers, directors and employees concerning Licensee, the creation and operation of Licensee, and the terms and conditions of the acceptance of the Common Stock and to obtain any additional information deemed necessary. Amari has been provided with all materials and information requested by the Amari, or others representing the Amari, including any information requested to verify any information furnished to the Amari.

                  (j) Amari understands and acknowledges that legends will be placed on any certificates evidencing the Common Stock with respect to restrictions on distribution, transfer, resale, assignment, hypothecation or subdivision of the Common Stock imposed by applicable federal and state securities laws. Amari is fully aware that the Common Stock accepted hereunder has not been registered with the SEC or under any state securities law and that the acceptance is intended to be a non-public offering in reliance upon Section 4(2) of the Securities Act and/or Rule 506 of Regulation D as promulgated under the Securities Act and under Section 25102 of the California Corporations Code or other applicable state regulations, which reliance is based in part upon Amari's representations and warranties set forth in this Section 2. Amari understands and acknowledges that unless the Common Stock is registered in compliance with all applicable laws, the Common Stock may not be re-offered for sale or resold except in a transaction, or as a security, exempt under such laws. Amari further understands and acknowledges that the specific approval of such resales by the state securities administrator may be required in some states.

3. NO SHORT SALES. Amari expressly agrees that until such time that it has sold all of the Common Stock issued pursuant to this Agreement, it will not directly or indirectly, through an affiliate (as that term is defined under Rule 405 promulgated under the Securities Act) or by, with or through an unrelated third party or entity, whether or not pursuant to a written or oral understanding, agreement, arrangement, scheme, or artifice of nature whatsoever, engage in the short selling of Licensee's Common Stock or any other equity securities of Licensee, whether now existing or hereafter issued, or engage in any other activity of any nature whatsoever that has the same effect as a short sale, or is a DE FACTO or DE JURE short sale, of Licensee's Common Stock or any other equity security of Licensee, whether now existing or hereafter issued, including, but not limited to, the sale of any rights pursuant to any understanding, agreement, arrangement, scheme or artifice of any nature whatsoever, whether oral or in writing, relative to Licensee's Common Stock or any other equity securities of Licensee whether now existing or hereafter created.

Dated as of December 22, 2003               Signature:     /s/ Carl Amari
                                                       -------------------------
                                                           Carl Amari